UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd., Suite 1220, Los Angeles, CA  90024
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 310- 473-0853

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

Item 3.02 Unregistered Sales of Equity Securities and Use of Proceeds

On June 30, 2008, Emvelco Corp. (the “Company”) formed a limited liability company with Tiran Ibgui, an individual (“Ibgui”), named Vortex Ocean One, LLC (the “Vortex One”). The Company and Ibgui each own a fifty percent (50%) Membership Interest in Vortex One. The Company is the Manager of the Vortex One. Vortex One has been formed and organized to raise the funds necessary for the drilling of the first well being undertaken by the Company’s wholly owned subsidiary Davy Crockett Gas Company, LLC (“DC Gas”) (as reported on the Company’s Form 8-Ks filed on May 7, 2008 and May 9, 2008 and amended on June 16, 2008). The Company and Ibgui entered into a Limited Liability Company Operating Agreement which sets forth the description of the membership interests, capital contributions, allocations and distributions, as well as other matters relating to Vortex One.

Concurrent with the formation and organization of Vortex One, whereby the Company contributed 525,000 shares of common stock (the “Vortex One Shares”), a common stock purchase warrant to purchase 200,000 shares of common stock at an exercise price of $1.50 per share (the “Vortex One Warrant”) and the initial well that the Company intends to drill. However, the Vortex One Warrants may only be converted to shares of common stock if the Company issues 25,000,000 or more of its common stock so that there is at least 30,000,000 authorized shares at the time of any conversion term. Ibgui contributed $525,000. The Vortex One Warrants were immediately transferred to Ibgui. 80% of all available cash flow shall be initially contributed to Ibgui until the full $525,000 has been repaid and the Company shall receive the balance. Following the payment of $525,000 to Ibgui, the cash flow shall be split equally. In the event that Ibgui does not receive the return of the initial capital contribution of $525,000, then Ibgui may take possession of the Vortex One Shares.

On July 1, 2008, DC Gas entered into a Drilling Contract (Model Turnkey Contract) (“Drilling Contract”) with Ozona Natural Gas Company LLC (“Ozona”). Pursuant to the Drilling Contract, Ozona has been engaged to drill four wells in Crockett County, Texas. The drilling of the first well shall commence immediately at the cost of $525,000 and the drilling of the subsequent three wells shall take place in secession. The drilling operations on the first well are due to funding provided by Vortex One as set forth above.

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Exhibit Description

10.1	Limited Liability Company Operating Agreement of Vortex Ocean One, LLC, a Nevada limited liability company

10.2	Form of Subscription Agreement

10.3	Form of Common Stock Purchase Agreement

10.4	Drilling Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date:	July 8, 2008 Los Angeles, California